EXHIBIT 32.2

CERTIFICATION PURSUANT TO RULE 13a-14(b)
UNDER THE SECURITIES EXCHANGE ACT AND 18 U.S.C. 1350

I, Jeffrey S. Barocas, Chief Financial Officer of Ocean Bio-Chem, Inc. (the "Company"), hereby certify that, based on my knowledge:

1.
The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2012 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 14, 2012	By:	/s/ Jeffrey S. Barocas
Jeffrey S. Barocas
Vice President
Chief Financial Officer (Principal Financial and Accounting Officer)